Exhibit 19

PLEDGE AGREEMENT

     This Pledge Agreement (the “Agreement”) is made as of January 30, 2004, by EMC International Inc., a Barbados international business corporation (“Debtor”) in favor of Cheng Hsiu Chen, an individual (“Lender”).

RECITALS

     Debtor, purchased One Hundred Thousand (100,000) shares of common stock (the “Stock”) of Maritek Corporation, a Delaware corporation (the “Company”), under the terms and conditions of a Purchase Contract between Debtor and Property of America (the “Partnership”), a dissolved partnership, dated January 26, 2004.

     Lender has informed Debtor that Lender is entitled to forty percent (40%) of all Partnership Assets.

     As part of the purchase price of the Stock, Debtor delivered to Lender a promissory note in the principal amount of Twelve Thousand Dollars ($12,000.00) (40% of the total purchase price of the Stock) dated as of the date hereof and payable to Lender (the “Note”).

     NOW, THEREFORE, in consideration of the above recitals and to induce Lender to make the loan to Debtor, the parties hereto hereby agree as follows:

     1. Grant of Security Interest. Debtor hereby grants to Lender a possessory security interest in 20,000 shares of the Stock (the “Pledged Stock”) and any and all replacements, accessions and substitutions in respect of the Pledged Stock (collectively, the “Collateral”).

     2. Indebtedness. Debtor agrees that the Collateral is and shall be security for the timely payment and performance of all obligations under all Indebtedness to Lender. “Indebtedness” means all debts, obligations and liabilities of Debtor in connection with the Note; all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof.

     3. Debtor’s Covenants. Debtor hereby represents, warrants and agrees that:

          (a) Debtor has acquired, or forthwith will acquire and maintain, all portions of the marketable title to the Collateral described herein and will at all times keep the Collateral free of all liens, encumbrances and claims of any kind or nature other than the security interest of Lender therein;

          (b) Debtor will not sell, transfer or otherwise dispose of any of the Collateral or any interest therein to any individual or entity (“Person”).

          (c) Debtor will pay when due and prior to delinquency all taxes, levies, assessments or other claims which are or may become liens against the Collateral;

          (d) Debtor will deliver to Greene Radovsky Maloney & Share (“Pledge Holder”), to be held on behalf of Lender, (i) any and all stock certificates representing the Collateral (ii) except as otherwise provided herein, all proceeds of the Collateral, (iii) such specific acknowledgments, assignments, or other agreements or writings as Lender may request relating to the Collateral, and (iv) such records and other reports in such form and detail and at such times as Lender may require relating to the Collateral;

          (e) Debtor will give prompt notice to Lender of any threatened or asserted dispute or claim with respect to the Collateral; and

     4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

          (a) Debtor shall fail to perform any obligation under this Agreement; or

          (b) Debtor shall fail to perform any obligation under the Note.

     5. Remedies Upon an Event of Default. Upon any Event of Default as specified in Section 4, and upon five (5) business days prior written notice to Debtor, Lender shall have all the rights, powers and remedies of a secured party under the Uniform Commercial Code and such rights, powers and remedies shall be exercisable by Lender with respect to all of the Collateral.

     6. Costs and Expenses. Debtor hereby agrees, to the extent permitted by applicable law, to reimburse Lender promptly for all reasonable costs and expenses incurred by Lender in performing any agreement of Debtor which Debtor shall fail to perform, or in taking any other action which Lender deems necessary for the maintenance or preservation of any Collateral or its interest therein, which costs and expenses shall constitute Indebtedness under this Agreement.

     7. Power of Attorney. Debtor hereby irrevocably appoints Lender, or any officer thereof, as Debtor’s true and lawful attorney-in-fact coupled with an interest, with full power of substitution upon the occurrence and during the continuance of an Event of Default, to sign or endorse any instrument, document, or other writing necessary or desirable to transfer title or other rights to or in any of the Collateral; and to do all acts necessary or incidental to assert, protect and enforce Lender’s rights in the Collateral and under this Agreement. Debtor agrees that Debtor will reimburse Lender promptly upon demand for any reasonable expenses Lender may incur while acting as Debtor’s attorney-in-fact, which expenses shall constitute Indebtedness under this Agreement.

     8. Debtor’s Rights. So long as no Event of Default shall have occurred and be continuing and until written notice shall be given to Debtor in accordance with Section 5:

          (a) Debtor shall have the right, from time to time, to vote and give consents with respect to the Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement or the Note.

          (b) Debtor shall be entitled, from time to time, to collect and receive for its own use all dividends and other distributions paid in respect of the Pledged Stock to the extent not in violation of the this Agreement, except for any and all dividends of stock in the Company; provided, that all such distributions and, until actually paid, all rights thereto, shall be subject to the security interest in favor of Lender created by this Agreement.

          (c) All stock dividends and all other stock distributions paid or payable in respect of any of the Pledged Stock, whenever paid or made, shall until actually paid be delivered to Pledge Holder to hold as Pledged Stock in the same form as so received (with any necessary indorsements).

     9. General Provisions.

          (a) Notices. Any notices given by any party under this Agreement shall be in writing and shall either be served personally or by registered or certified mail, return receipt requested. Each party may change the address to which notices, requests and other communications are to be sent by giving written notice of such change to each other party.

          (b) Binding Effect. This Agreement shall be binding upon Debtor, its permitted successors, representatives and assigns, and shall inure to the benefit of Lender and its successors, representatives and assigns; provided however that Debtor may not assign or transfer’s Debtor’s obligations under this Agreement without Lender’s prior written consent.

          (c) No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition or covenant of this Agreement must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of this Agreement. No failure or delay on the part of Lender in exercising any power, right or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof, or the exercise of any further power, right or privilege.

          (d) Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid and enforceable.

          (e) Governing Law/Waiver of Notice. Except as may be otherwise provided by the Uniform Commercial Code or in any addendum hereto, this Agreement shall be governed by and construed in accordance with the laws of the State of California. To the fullest extent permitted by law, Debtor hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, as well as any applicable statute of limitations.

          (f) Indemnification. Debtor shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates,

correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from the matters contemplated by this Agreement; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender’s or any Agent’s gross negligence or willful misconduct.

          (g) Reimbursement. Debtor shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements (and fees and disbursements of Lender’s in-house counsel) expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the enforcement of this Agreement, (b) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (c) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

          (h) Entire Agreement. This Agreement is intended by Debtor and Lender as the final expression of Debtor’s obligations to Lender in connection with the Collateral and supersedes all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only by a writing signed by Debtor and Lender.

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     10. Termination and Release of Pledged Stock. When all of the Indebtedness has been fully and completely discharged and this Agreement is terminated, Pledge Holder shall return to Debtor the Pledged Stock and other Collateral then held by Lender under this Agreement.

     IN WITNESS WHEREOF, Debtor has executed this Agreement as of the date of the preamble.

DEBTOR:

EMC International Inc.

Geoffrey Fulton, Director

LENDER:

Cheng Hsiu Chen